Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of AFC Gamma, Inc. (the “Company”) for the year ending December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Leonard M Tannenbaum, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2022

	By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chief Executive Officer, Chairman and Director
(Principal Executive Officer)

*
A signed original of this written statement required by Section 906 has been provided to AFC Gamma, Inc. and will be retained by AFC Gamma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.